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                                                             Exhibit 23.3




                     CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Prospectuses constituting part of this Registration Statement on Form S-1 of Cornerstone Propane Partners, L.P. of our report dated August 8, 1997 relating to the consolidated financial statements of CGI Holdings, Inc., which appears in such Prospectuses. We also consent to the reference to us under the heading "Experts" in such Prospectuses.

  /s/ Price Waterhouse LLP
  -----------------------
   PRICE WATERHOUSE LLP




   San Francisco, California


   December 19, 1997